UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

January 2, 2008

Date of Report (Date of Earliest Event Reported)

RENASANT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Mississippi	000-12154	64-0676974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

209 Troy Street, Tupelo, Mississippi 38804

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: (662) 680-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2008, Renasant Corporation (the “Company”) entered into an employment agreement with E. Robinson McGraw, the Company’s President and Chief Executive Officer. The employment agreement replaces a previous employment agreement between the Company and Mr. McGraw. The material terms of Mr. McGraw’s new employment agreement are described below.

Position and Term. Under the agreement, Mr. McGraw will continue to serve as President and Chief Executive Officer of the Company, for a term commencing as of January 1, 2008 and ending December 31, 2012. On January 1, 2011 and on each anniversary of such date, the employment agreement automatically renews for an additional one-year period unless the Company or Mr. McGraw notifies the other by July 1 of the prior year that the employment agreement shall not be further extended.

Compensation and Benefits. Mr. McGraw will receive an annual salary equal to his current salary, which is $385,000. The Board of Directors or the Compensation Committee will review Mr. McGraw’s salary at least annually and may increase or reduce it, except that Mr. McGraw’s salary may only be reduced if such reduction is part of a reduction that applies uniformly to all officers of the Company. Mr. McGraw is eligible to participate in bonus and incentive plans and employee benefit plans that the Company (or any affiliate) maintains for its senior executives and employees. These benefit plans include a profit sharing plan, a deferred compensation plan, life insurance, group medical benefits, sick leave and vacation. The Company will also provide Mr. McGraw with a leased or company-owned automobile and will reimburse him for his membership dues in the Tupelo Country Club and other civic memberships, in addition to reimbursement of expenses he incurs in the course of his employment.

Termination. If Mr. McGraw’s employment terminates because he dies or becomes disabled, Mr. McGraw (or his estate) will receive a lump-sum payment in an amount equal to (1) any accrued but unpaid salary through the date of termination; (2) his incentive bonus for the year preceding his death or disability, to the extent such bonus had not yet been paid; and (3) the target amount of his incentive bonus for the year in which he dies or becomes disabled. In addition, Mr. McGraw will vest in the target number of shares of restricted stock awarded to him (if any) for the year in which he dies or becomes disabled, prorated to reflect his actual service during such year. The employment agreement describes when Mr. McGraw will be considered “disabled.”

If the Company terminates Mr. McGraw’s employment for “cause” or if he terminates his employment other than on account of a “constructive termination,” Mr. McGraw will receive a lump-sum payment of any accrued but unpaid salary through the date of termination. In addition, if his employment is terminated on account of cause, Mr. McGraw will forfeit any stock options, restricted stock and other awards then subject to forfeiture conditions or holding period limitations. He will also forfeit any above-market interest earned on any account maintained for him under the Company’s Executive Deferred Compensation Plan. “Cause” and “constructive termination” are each defined in the employment agreement.

If the Company terminates Mr. McGraw’s employment without cause or he terminates his employment as a result of a constructive termination, Mr. McGraw will receive a lump-sum payment of any accrued but unpaid salary through the date of termination. Mr. McGraw will also receive a payment, payable in two equal installments, of an amount equal to (1) his incentive bonus for the year preceding his termination, to the extent such bonus had not yet been paid; (2) his aggregate annual salary payable over the remainder of the initial term of the employment agreement or any renewal term, as applicable, but in no event less than two times his annual salary; (3) the target amount of his incentive bonus for the year in which the termination occurs; and (4) if he and/or his dependents elect to continue group medical coverage under Internal Revenue Code Section 4980B, the amount of the continuation coverage premium for the same type and level of coverage as received during his employment for the period such coverage is actually continued under Code Section 4980B. In addition, Mr. McGraw will vest in the target number of shares of restricted stock awarded to him (if any) in the year of his termination occurs (without proration). The first installment payment is due on the first business day of the seventh calendar month following Mr. McGraw’s termination, and the second installment payment is due six months thereafter.

Finally, if Mr. McGraw’s employment terminates because the term of employment agreement expires without further renewal, Mr. McGraw will receive a lump-sum payment of an amount equal to (1) any accrued but unpaid salary through the date of termination and (2) his incentive bonus for the year preceding his termination. If his employment terminates on a day other than the last day of the Company’s fiscal year, Mr. McGraw will also receive a lump-sum payment (payable on the first business day of the seventh calendar month following his termination) of an amount equal to the target amount of his incentive bonus for the year in which his termination occurs. In addition, all stock options awarded to Mr. McGraw will vest and be exercisable in accordance with their terms as if Mr. McGraw retired on the date of his termination.

Change In Control. If the Company terminates Mr. McGraw’s employment without cause or he terminates his employment for “good reason” within 24 months following a “change in control” of the Company, Mr. McGraw will receive, in lieu of the compensation and benefits described above: (1) a lump-sum payment of any accrued but unpaid salary through the date of termination; (2) a lump-sym payment (payable on the first business day of the seventh calendar month following his termination) of an amount equal to (A) his incentive bonus for the year preceding his termination, to the extent such bonus had not yet been paid and (B) if he and/or his dependents elect to continue group medical coverage under Internal Revenue Code Section 4980B, the amount of the continuation coverage premium for the same type and level of coverage as received during his employment for the period such coverage is actually continued under Code Section 4980B; and (3) a lump-sym payment (payable on the first business day of the seventh calendar month following his termination) of an amount equal to 2.99 times the sum of (A) the highest annual salary in effect prior to the change in control and (B) the average annual bonus paid with respect to the two whole calendar years preceding such change in control. Additionally, all stock options shall be immediately exercisable and all restrictions under equity-based plans shall lapse or be deemed satisfied on the day of such termination. “Change in control” and “good reason” are each defined in the employment agreement.

If any payment or benefit due to Mr. McGraw under the employment agreement or any other payment or benefit from the Company or an affiliate in connection with a change in control is subject to the excise tax imposed under Internal Revenue Code Section 4999 or any similar excise or penalty tax payable under any federal, state, local or other law, then, in addition to payment of the amounts described above, the Company shall pay Mr. McGraw an amount such that, after he pays all applicable taxes on this additional payment (including any interest or penalty taxes thereon), there remains a balance sufficient to pay such excise or penalty tax.

Other Provisions. The employment agreement also imposes noncompetition, nonsolicitation, confidentiality and other obligations on Mr. McGraw both during and after his employment terminates. If Mr. McGraw fails to satisfy these obligations, the Company may suspend or cancel any payments or benefits due to Mr. McGraw as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION

Date: January 7, 2008	By:	/s/ E. Robinson McGraw
E. Robinson McGraw
Chairman, President and Chief Executive Officer